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                                                                   EXHIBIT 10.14

                            [LOGO OF CISCO SYSTEMS]


June 28, 1999

Charles W. Skamser
Chief Executive Officer
ebaseOne
6060 Richmond Ave.
Houston, TX 77057

RE:  MEMORANDUM OF UNDERSTANDING (MOU)

Dear Mr. Frazier:

This MOU is the agreement between Cisco Systems, Inc. ("Cisco") and ebaseOne ("ebaseOne") regarding joint marketing and product/service initiatives for the hosted applications marketplace (the "Program"). The Program is intended to deliver hosted application solutions that use ebaseOne's applications and Cisco's networking products with the goal of increasing sales to medium businesses via third party solution partners.

Program Plan. Attachment 1 is a Program Plan identifying each of our obligations
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and actions to implement the Program.

MOU Terms and Conditions. At Attachment 2 are the terms and conditions that
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govern this MOU.

Confidential information. This MOU is confidential and neither Cisco nor
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ebaseOne may disclose to any third party the terms of this MOU or any other information related to this MOU, without the prior written consent of the other party. Any other disclosures of confidential information shall be subject to mutually agreeable non-disclosure agreement.

Publicity. Neither Cisco nor ebaseOne shall undertake any advertising,
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promotional disclosures, press releases or other public announcements, regarding or related to this MOU, without prior written approval of the other party.

Term. The MOU commences on the date of the last signature to this document and
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will continue in effect for one (1) year, unless otherwise terminated under the
MOU Terms and Conditions.

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If you agree with the provisions of this MOU, including the attached Program
Plan and MOU Terms and Conditions, please confirm by signing this letter. Please return one signed letter to Richard Steranka at the following address:


                                   Richard Steranka
                                   Cisco Systems, Inc.
                                   170 West Tasman Drive
                                   Mail Stop: SJ/4/3
                                   San Jose, CA 95134

We believe this is a significant opportunity for both our companies and we look forward to working together with you on the Program.

Sincerely,

Cisco Systems, Inc.

By: /s/ Richard Steranka
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Name: Richard Steranka
     -----------------------------------
Title: Sr. Director of Marketing, SMB
      ----------------------------------
Date:___________________________________

Accepted and Agreed
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By: /s/ Charles W. Skamser
   ---------------------------------
Name: Charles W. Skamser
      ------------------------------
Title: President and CEO
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Date: 11-5-99
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                          EbaseOne-Cisco Program Plan

                               Program Overview
                               ----------------

The main objective of the Program is to position ebaseOne and Cisco as complete solution providers for hosted enterprise-class applications. The foundation of this program is the engagement of ebaseOne's and Cisco's sales and resale channels. This Program will initially target small and medium businesses with 20-500 employees. The Program will be deployed in the US and Canada. Additional market segments will be considered as the program evolves.

The Program will include connecting ebaseOne with Cisco Powered Network (CPN) Service Providers to provide a complete solution to the end user customers. Marketing initiatives may include press releases, joint customer support, joint customer case studies, seminars, exhibitions, conferences, web banners, and other marketing collateral, which may be used by our mutual partners. Product initiatives may include participation in Cisco's Internet Application Lab for performance testing, co-sponsored interoperability demonstrations, and other tools and guides that optimize the Cisco network infrastructure for ebaseOne's applications.

                      Program Tasks (Q3 CY99, July-Sept)
                      ---------------------------------

1. Create joint marketing and product initiative plans
2. Develop, test and validate joint solutions
3. Complete joint marketing strategy and execution plans that may include:
     A joint press release
     A customer testimonial
     A Hosted Applications white paper
     Seminars/Events
4. Identify and broker meetings between Cisco, ebaseOne, and CPN service providers
5. Establish Web links between Cisco and ebaseOne

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ebaseOne-Cisco Program MOU Terms and Conditions
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Rights and Obligations. Except for the Confidentiality, Publicity and
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Consequential Damages Waiver provisions, the provisions of this MOU will not create any legal rights or obligations between ebaseOne and Cisco. Neither party will have any liability to the other for discontinuing work on the program.

Costs. Each party will bear its own expenses in connection with the Program and
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any future activities. Any actions in reliance of this MOU are at that party's sole cost and expense. No costs will be paid by either party unless specifically agreed to in a written agreement specifically identifying and amending this MOU.

Assignment. Neither this MOU, nor any rights or obligations in this MOU, shall
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be assigned or otherwise transferred by either party without the written consent of the other party. If any assignment is made, by operation of law or otherwise, this agreement shall terminate.

Independent Contractors. The parties to this MOU are independent contractors.
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Neither party is an agent, representative, or partner of the other party.
Neither party shall have any right, power, or authority to enter into any agreement for, or on behalf of, or incur any obligation or liability of, or to otherwise bind, the other party.

Force Majeure. Neither party shall be liable to the other for violation of this
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MOU if that party is prevented from performing any of that party's obligations under this MOU by circumstances that are not within the party's reasonable control.

Governing Law. This Agreement and any action related thereto shall be governed,
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controlled, interpreted and defined by and under the laws of the State of
California and the United States, without regard to the conflicts of laws provisions thereof.

Amendment. No modification of this MOU shall be valid unless set forth in
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writing and signed by both parties.

Termination and Survival
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Either party may terminate this MOU at any time by providing thirty (30) days written notice to the other party. In the event of termination of this MOU neither party shall have any obligation to continue performance of this MOU, except for the Publicity, Confidentiality and Consequential Damages Waiver provisions. The Publicity, Confidentiality and Consequential Damages Waiver provisions will survive expiration or termination of this MOU.

Consequential Damages Waiver. EXCEPT FOR A MATERIAL BREACH OF A PARTY'S
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CONFIDENTIALITY OBLIGATIONS AND NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY IN
THIS MOU, NEITHER PARTY SHALL BE LIABLE TO THE FOR ANY DIRECT, INCIDENTAL, INDIRECT, PUNITIVE, SPECIAL, OR CONSEQUENTIAL DAMAGES OF ANY KIND.

Entire Agreement. This MOU sets forth the entire agreement and supersedes any
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and all prior or agreements and representations of the parties with respect to the MOU.

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